                                                                     EXHIBIT 4.7


                          SIXTH SUPPLEMENTAL INDENTURE

                           Dated as of October 4, 2001

                                      among

                               SCHULER HOMES, INC.
                   (formerly known as Schuler Holdings, Inc.),

                           THE GUARANTORS PARTY HERETO

                                       and

                            BNY WESTERN TRUST COMPANY

                                   AS TRUSTEE


                           Supplementing the Indenture
                             Dated as of May 6, 1998

                          SIXTH SUPPLEMENTAL INDENTURE

         This SIXTH SUPPLEMENTAL INDENTURE, dated as of October 4, 2001 (this "Sixth Supplemental Indenture"), by and among Schuler Homes, Inc., a Delaware corporation (formerly known as Schuler Holdings, Inc.) ("Schuler Homes"), the Guarantors signatory hereto BNY Western Trust Company, as successor in interest to U.S. Trust Company, National Association, as trustee (the "Trustee").

         WHEREAS, Schuler Residential, Inc., a Delaware corporation ("Schuler Residential") (formerly known as Schuler Homes, Inc.) and the Guarantors signatory thereto executed and delivered the Indenture dated as of May 6, 1998, as supplemented by the First Supplemental Indenture, dated as of February 26, 1999, the Second Supplemental Indenture, dated as of July 15, 1999, the Third Supplemental Indenture, dated as of July 27, 2000, the Fourth Supplemental Indenture, dated as of October 20, 2000 and the Fifth Supplemental Indenture, dated as of June 21, 2001 (as supplemented, the "Indenture"), to the Trustee to provide for the issuance of Schuler Residential's 9% Senior Notes Due 2008 (the "Securities").

         WHEREAS, pursuant to an Agreement and Plan of Reorganization, dated as of September 12, 2000 (the "Plan of Reorganization"), as amended, by and among Schuler Residential, Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership ("Apollo"), Blackacre WPH, LLC, a Delaware limited liability company ("Blackacre"), Highridge Pacific Housing Investors, L.P., a California limited partnership ("Highridge"), AP WP Partners, L.P., a Delaware limited partnership ("APWP"), AP Western GP Corporation, a Delaware corporation ("AP Western"), API LHI, Inc., a California corporation ("API"), and Lamco Housing, Inc., a California corporation ("LAMCO," and collectively with Apollo, Blackacre, Highridge, APWP, AP Western and API, the "WP Partners"), (1) Schuler Residential and the WP Partners formed Schuler Homes and (2) a wholly-owned subsidiary of Schuler Homes merged into Schuler Residential, with Schuler Residential as the surviving corporation, as a result of which Schuler Residential became a wholly-owned subsidiary of Schuler Homes.

         WHEREAS, on April 2, 2001, pursuant to the Plan of Reorganization, Schuler Residential changed its name from "Schuler Homes, Inc." to "Schuler Residential, Inc.", and Schuler Homes changed its name from "Schuler Holdings, Inc." to "Schuler Homes, Inc."

         WHEREAS, in connection with the Plan of Reorganization, Schuler Homes acquired various subsidiaries which have been designated as Restricted Subsidiaries.

         WHEREAS, on June 21, 2001, pursuant to Section 2.6(b) of the Plan of Reorganization, Schuler Residential was merged into Schuler Homes, with Schuler Homes as the surviving corporation of such merger.

         WHEREAS, on June 21, 2001, Schuler Homes assumed all of the Obligations of Schuler Residential under the Indenture and the Securities.

         WHEREAS, Schuler Homes desires that pursuant to Section 4.18 and
Article 10 of the Indenture, those Restricted Subsidiaries listed on Exhibit A hereto (the "Additional Guarantors") shall become Guarantors under the Indenture.

         WHEREAS, Schuler Homes, the Guarantors and the Trustee have agreed to execute this Sixth Supplemental Indenture and have done all things necessary under their respective organizational documents and the Indenture to enter into this Sixth Supplemental Indenture.

         WHEREAS, Section 9.01 of the Indenture provides that the Company and the Guarantors, with the consent of the Trustee, may amend, modify or supplement the Indenture without notice to or the consent of any holder of the Securities for the purpose of reflecting additional guarantors in order to comply with
Section 4.18 of the Indenture, and to make any other change that does not adversely affect the rights of any holder of the Securities.

         NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, each party hereto agrees as follows for the benefit of the holders of the Securities:

                                   ARTICLE 1.

                                   DEFINITIONS

         Section 1.01. Definitions of Terms. Unless the context otherwise requires:

         (a) capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture;

         (b) references to Sections or Articles mean references to such Section or Article in the Indenture, unless stated otherwise; and

         (c) rules of construction applicable pursuant to the Indenture are also applicable herein.

                                   ARTICLE 2.

                              ADDITIONAL GUARANTORS

         Each of the Additional Guarantors listed on Exhibit A hereto hereby agrees to become a Guarantor under the Indenture, and upon its execution and delivery of this Sixth Supplemental Indenture, each of such Additional Guarantors guarantees payment of the Securities pursuant to the terms of Article 10 of the Indenture and Exhibit B thereto.

                                   ARTICLE 3.

                                  MISCELLANEOUS

         Section 3.01. Authorization. The execution, delivery and performance by Schuler Homes and the Guarantors of this Sixth Supplemental Indenture have been duly authorized by all necessary action of Schuler Homes and each such Guarantor.

         Section 3.02. Ratification of Indenture. The Indenture, as supplemented by this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and this Sixth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall benefit and be bound hereby.

         Section 3.03. Governing Law. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions thereof.

         Section 3.04. Severability. In case any one or more of the provisions in this Sixth Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 3.05. Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 3.06. Effectiveness. This Sixth Supplemental Indenture shall be effective and binding upon execution hereof by Schuler Homes, the Guarantors and the Trustee.

         Section 3.07. Trustee Not Responsible for Recitals. The recitals herein contained are made by Schuler Homes and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof and shall incur no liability for any incorrectness thereof. The Trustee makes no representation as to the validity or sufficiency of this Sixth Supplemental Indenture.

         Section 3.08. Performance of Trustee. The Trustee, for itself and its successors, accepts the Trust of the Indenture as amended by this Sixth Supplemental Indenture and agrees to perform this Sixth Supplemental Indenture and the Indenture, but only upon the terms and conditions set forth herein and therein, including the terms and provisions in the Indenture defining and limiting the liability and responsibility of the Trustee.

         Section 3.09. Compensation. Schuler Homes shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in administering and executing this Sixth Supplemental Indenture. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first written above.

                                    SCHULER HOMES, INC.


                                    By:  /s/ Thomas Connelly
                                         ---------------------------------------
                                          Thomas Connelly
                                          Senior Vice President and Chief
                                          Financial Officer




                                    SCHULER HOMES OF CALIFORNIA, INC.
                                    SCHULER HOMES OF OREGON, INC.
                                    SCHULER HOMES OF WASHINGTON, INC.
                                    MELODY HOMES, INC.
                                    MELODY MORTGAGE CO.
                                    SCHULER REALTY/MAUI, INC.
                                    SCHULER REALTY/OAHU, INC.
                                    LOKELANI CONSTRUCTION CORPORATION
                                    SHLR OF WASHINGTON, INC.
                                    SHLR OF COLORADO, INC.
                                    SSHI LLC
                                    SHLR OF NEVADA, INC.
                                    SRHI LLC
                                    SCHULER HOMES OF ARIZONA LLC
                                    SHLR OF CALIFORNIA, INC.
                                    SCHULER MORTGAGE, INC.
                                    SHA CONSTRUCTION LLC,
                                    as Guarantors


                                    By:  /s/ Thomas Connelly
                                         ---------------------------------------
                                          Thomas Connelly
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

                                    EACH OF THE GUARANTORS
                                       LISTED ON EXHIBIT A HERETO



                                    By:     /s/ Thomas Connelly
                                        ----------------------------------------
                                          Thomas Connelly
                                          Authorized Person



                                    BNY WESTERN TRUST COMPANY,
                                    as successor in interest to
                                    U.S. TRUST COMPANY,
                                    NATIONAL ASSOCIATION,
                                    as Trustee



                                    By:   /s/ Sandra H. Leess
                                        ----------------------------------------

                                    EXHIBIT A

                              ADDITIONAL GUARANTORS
LAMCO Housing, Inc.
AP LHI, Inc.
APLAM, LLC
AP Western GP Corporation
AP WP Partners L.P.
AP WP Operating Corporation
HPH Homebuilders 2000 LP
Porter GP LLC
Porter LP LLC
Western Pacific Housing, Inc.
Western Pacific Housing Development Limited Partnership
Western Pacific Housing Development II Limited Partnership
WPH-Porter, LLC
Tracy, LLC (formerly WPH-Edgewood 56, LLC)
Western Pacific Housing-Agoura I, LLC
Western Pacific Housing-American Canyon, LLC
Western Pacific Housing-Antigua, LLC
Western Pacific Housing-Bay Vista, LLC
Western Pacific Housing-Broadway, LLC
Western Pacific Housing-Cabrera, LLC
Western Pacific Housing-Calvine, LLC
Western Pacific Housing-Carrillo, LLC
Western Pacific Housing-Cloverdale I, LLC
Western Pacific Housing-Cloverdale II, LLC
Western Pacific Housing-Communications Hill, LLC
Western Pacific Housing-Cordelia Commons I, LLC
Western Pacific Housing-Coto I, LLC
Western Pacific Housing-Creekside, LLC
Western Pacific Housing-Cypress Woods, LLC
Western Pacific Housing-Deer Creek, LLC
Western Pacific Housing-East Park, LLC
Western Pacific Housing-Edgewood 45, LLC
Western Pacific Housing-Escondido, LLC
Western Pacific Housing-Fieldstone, LLC
Western Pacific Housing-Hercules MRB, LLC
Western Pacific Housing-Hercules Village, LLC
Western Pacific Housing-Land Park North, LLC
Western Pacific Housing-Laurel Woods II, LLC
Western Pacific Housing-Lomas Verdes, LLC
Western Pacific Housing-Martinez, LLC
Western Pacific Housing-Menifee, LLC
Western Pacific Housing-Montellano, LLC
Western Pacific Housing-Murrieta, LLC
Western Pacific Housing-Natomas Village 13, LLC
Western Pacific Housing-Norco Estates, LLC
Western Pacific Housing-Paradise Creek, LLC
Western Pacific Housing-Providence I, LLC
Western Pacific Housing-Robinhood Ridge, LLC
Western Pacific Housing-Rowland Heights, LLC
Western Pacific Housing-Saddlebrook, LLC
Western Pacific Housing-San Elijo, LLC
Western Pacific Housing-Simi I, LLC
Western Pacific Housing-Sonoma, LLC
Western Pacific Housing-Spanish Hills, LLC
Western Pacific Housing-Stone Lake, LLC
Western Pacific Housing-Sun Valley, LLC
Western Pacific Housing-Terra Bay Woods, LLC
Western Pacific Housing-Torrey Glenn, LLC
Western Pacific Housing-Towngate, LLC
Western Pacific Housing-Valpico, LLC
Western Pacific Housing-Vineyard Terrace, LLC
Western Pacific Housing-Westminster, LLC
Western Pacific Housing-Windsor Pointe, LLC
Western Pacific Housing-Black Mountain, LLC
Western Pacific Housing-Cameron Meadows, LLC
Western Pacific Housing-Carlsberg Ranch, LLC
Western Pacific Housing-Carpenteria, LLC
Western Pacific Housing-Dos Vientos 78, LLC
Western Pacific Housing-Fillmore, LLC
Western Pacific Housing-Lyons Canyon Partners, LLC
Western Pacific Housing-San Elijo Area R, LLC
Western Pacific Housing-Scott Ranch, LLC
Western Pacific Housing-Sorrento, LLC
Western Pacific Housing-Torrey Village Center
Western Pacific Housing-Torrey, LLC
Western Pacific Housing-Torrey Santa Fe, LLC
WPH-Camino Ruiz, LLC
WPH-HPH LLC
WPH-SAL2, L.P. (formerly WPH-Sunset Hills III, L.P.)
Western Pacific Funding, Inc.
Western Pacific Housing - McGonigle Canyon, LLC
Western Pacific Housing-Torrey Commercial, LLC
Western Pacific Housing-Torrey Multi-Family, LLC
WPH-SAL1, L.P.
WPH Management Co.
Allegra, LLC
Coto Venture, Ltd. (see WPH-Coto Venture, L.P.)
HPH Homebuilders LP 1995
HPH Homebuilders LP 1996
Livermore Homebuilders LP
Oakley-Avalon LP
Western Pacific Housing-Altamar, LLC
Western Pacific Housing-Altura, L.P.
Western Pacific Housing-Arbor Hills, LLC
Western Pacific Housing-Aviara, L.P.
Western Pacific Housing-Bella Nevona, LLC
Western Pacific Housing Co.
Western Pacific Housing-Canyon Park, LLC
Western Pacific Housing-Carlsbad I, LLC
Western Pacific Housing-Carmel, LLC
Western Pacific Housing-Carter Station, LLC

Western Pacific Housing-Corona, L.P.
Western Pacific Housing-Coto Venture, L.P.
Western Pacific Housing-Culver City, L.P.
Western Pacific Housing-Curran Grove, LLC
Western Pacific Housing-Del Sol
Western Pacific Housing-El Camino, LLC
Western Pacific Housing-Financing Partners
Western Pacific Housing-Glen View, LLC
Western Pacific Housing-Hamptons, L.P.
Western Pacific Housing-Lost Hills Park, LLC
Western Pacific Housing-Mayfair, LLC
Western Pacific Housing-Mountaingate, L.P.
Western Pacific Housing-Oso, L.P.
Western Pacific Housing-Pacific Park, L.P.
Western Pacific Housing-Pacific Park II, LLC
Western Pacific Housing-Penasquitos, LLC
Western Pacific Housing-Poinsettia, L.P.
Western Pacific Housing-Rancho Del Tio, LLC
Western Pacific Housing-Riverside I, LLC
Western Pacific Housing-San Simeon, L.P.
Western Pacific Housing-San Simeon II, L.P.
Western Pacific Housing-Santa Fe, LLC
Western Pacific Housing-Saugus, L.P.
Western Pacific Housing-Scripps, L.P.
Western Pacific Housing-Scripps II, LLC
Western Pacific Housing-Seacove, L.P.
Western Pacific Housing-Shadow Creek, LLC
Western Pacific Housing-Skyridge, L.P.
Western Pacific Housing-Stanton I, LLC
Western Pacific Housing-Sunset Hills I, L.P.
Western Pacific Housing-Sunset Hills II, L.P.
Western Pacific Housing-Sutton Place, LLC
Western Pacific Housing-Tiburon II, L.P.
Western Pacific Housing-Torrey Hills, LLC
Western Pacific Housing-Westlake, L.P.
Western Pacific Housing-Westlake II, L.P.
Western Pacific Housing-Windflower, L.P.
Western Pacific Housing-Winterhaven, LLC
Western Pacific Housing-Woods, L.P.
Western Pacific Housing-Boardwalk, LLC
Western Pacific Housing-Brea Olinda, LLC
Western Pacific Housing-Gonsalves, LLC
Western Pacific Housing-Lemon Grove, LLC
Western Pacific Housing-Studio 528, LLC
Western Pacific Housing-Terra Bay Duets, LLC
Western Pacific Housing-Torrey Meadows, LLC
Western Pacific Housing-Glacier, LLC
Western Pacific Housing-Camarillo, LLC
Western Pacific Housing-Playa Vista, LLC
Western Pacific Housing-Torrance, LLC